UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

Obagi Medical Products, Inc.

(Exact name of registrant as specified in its charter)

001-33204

(Commission File Number)

Delaware	95-4658730
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

310 Golden Shore, Long Beach, CA  90802

(Address of principal executive offices, with zip code)

(562) 628-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2008, OMP, Inc. (the “Company”), a wholly owned subsidiary of Obagi Medical Products, Inc., entered into a lease agreement (the “Lease”) with Kilroy Realty, L.P. for the lease of office space located at 3760 Kilroy Airport Way, Long Beach, California. The Company will be relocating its corporate headquarters to the new facility upon completion of the leasehold improvements. The new facility consists of 30,884 rentable square feet and the term of the lease is for seven years with an option to extend the lease term for five years. The total lease payments over the initial term approximate $7,054,000. The Company will take possession of the facility on July 1, 2008 and the lease will commence in October 2008. When the Company relocates to the new facility, it will have no remaining obligations under the lease for the space it currently occupies.

The description of the Lease set forth above does not purport to be complete and is qualified in its entirety by reference to the Lease, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
10.1	Lease Agreement between OMP, Inc. and Kilroy Realty, L.P. dated April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: May 6, 2008	By:	/s/ Stephen A. Garcia
Stephen A. Garcia
Chief Financial Officer